Exhibit 99.1

FOR IMMEDIATE RELEASE

FSIC IV Announces Extension of the Offering of Shares of its Class T Common Stock

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Changes to Compensation Structure Planned

PHILADELPHIA, PA, December 19, 2016 – FS Investment Corporation IV (the “Company”) today filed an amendment to its currently effective registration statement on Form N-2 (File No. 333-204239) (the “Registration Statement”) in order to extend the offering of shares of its Class T common stock (the “Offering”). In addition, on December 15, 2016, the Company filed Post-Effective Amendment No. 6 (“Post-Effective Amendment No. 6”) to its Registration Statement, which revises certain terms of the Offering (collectively, the “Amendments”).

Extension of the Offering of Class T Common Stock

The Company previously disclosed that it would close the Offering if it did not receive a satisfactory exemptive order from the Securities and Exchange Commission (the “SEC”) permitting it to offer additional classes of common stock by January 6, 2017 (one year from the date upon which it satisfied its minimum offering requirement) (the “Trigger Date”). The Company has determined to amend the Registration Statement in order to continue the Offering, even if it has not received satisfactory exemptive relief by the Trigger Date. In the event such relief is granted in the future, the Company intends to amend its registration statement to offer additional classes of common stock.

Compensation of the Dealer Manager and Selected Broker-Dealers

In connection with the continuation of the Offering, the Company is also making certain changes to the compensation of the dealer manager for the Offering and selected broker-dealers, as disclosed in the section of the prospectus contained in the Post-Effective Amendment No. 6 (the “Amended Prospectus”) entitled “Plan of Distribution.”

Except as otherwise described in the Amended Prospectus, the dealer manager will receive upfront selling commissions of up to 3.00% and dealer manager fees of up to 1.25% of the gross proceeds received on Class T shares sold in the Offering. The Company expects that all of the upfront selling commissions and all or a portion of the dealer manager fees will be reallowed to selected broker-dealers and financial representatives. For Class T shares sold in the Offering after the date of the Amended Prospectus, the Company expects that selected broker-dealers and financial representatives will receive, through the reallowance of upfront selling commissions, dealer manager fees and distribution fees, as described below, up to approximately 7.25% of the gross proceeds received on such shares, as compared to 8.95% prior to the effectiveness of the Amendments.

The Company’s Class T shares will be subject to an annual distribution fee of 1.00% of the estimated value of such shares, as compared to 1.40% prior to the effectiveness of the Amendments, as determined in accordance with applicable rules of The Financial Industry Regulatory Authority, Inc. (“FINRA”). Distribution fees will be paid pursuant to a distribution plan adopted by the Company. Except for Class T shares purchased through investment advisors whose contracts for investment advisory and related services include a fixed or “wrap” fee or other asset-based fee arrangement, all of the distribution fee is expected to be reallowed to selected broker-dealers and financial representatives. The distribution fee will compensate the Company’s affiliated dealer manager and its affiliates, selected broker-dealers and financial representatives for services rendered and expenses incurred in connection with the ongoing marketing, sale and distribution of the Company’s shares.

The Company will stop paying the distribution fee with respect to any outstanding Class T share when the total underwriting compensation from the upfront selling commissions, dealer manager fees and distribution fee attributable to such share equals 7.25% of gross offering proceeds. This amount is referred to as the sales charge cap. The sales charge cap applicable to certain shares, including shares sold prior to the date of the Amended Prospectus, will be reduced by the amount of any upfront sales load that is waived for such shares or to otherwise account for any lower upfront sales load paid by an investor with respect to such shares.

Provided the Company offers a class of common stock with no sales loads or asset-based service or distribution fees (a “No-Load Share Class”) in the future, upon a Class T share reaching the applicable sales charge cap, such share will be converted into a share of such No-Load Share Class and will no longer be subject to an ongoing distribution fee. If the Company does not receive a satisfactory exemptive order to offer additional share classes and therefore does not offer a No-Load Share Class, the distribution fee for all Class T shares will terminate upon the earliest of (i) any Class T share purchased after the date of the Amended Prospectus reaching the applicable sales charge cap, (ii) the Company’s dealer manager advising the Company that the aggregate underwriting compensation payable from all sources (determined in accordance with applicable FINRA rules) would be in excess of 10% of the gross proceeds of the Offering and (iii) a liquidity event.

Removal of Contingent Deferred Sales Charge

After the date of the Amended Prospectus, Class T shares tendered pursuant to the Company’s share repurchase program will no longer be subject to a contingent deferred sales charge. Class T shares tendered pursuant to the Company’s current quarterly repurchase offer that expires on December 29, 2016 (the “Tender Offer”) will continue to be subject to a contingent deferred sales charge, as set forth in the Offer to Purchase and Letter of Transmittal, each dated as of November 22, 2016 (the “Offer to Purchase” and “Letter of Transmittal,” respectively).

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The foregoing description of the Amendments is qualified in all respects by the text in Post-Effective Amendment No. 6, which is subject to review and comment by the staff of the SEC. The Amendments will only become effective if and to the extent Post-Effective Amendment No. 6 (or any further amendment to the Registration Statement) is declared effective by the SEC. There can be no assurances as to this effectiveness or the timing thereof.

About FSIC IV

The Company is a publicly registered, non-traded business development company (“BDC”) sponsored by FS Investments. The Company focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. The Company is advised by FSIC IV Advisor, LLC, an affiliate of FS Investments, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $89 billion in assets under management as of September 30, 2016, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestments.com.

About FS Investments

FS Investments is a leading asset manager that designs alternative investments to help institutional, advisory and individual investors build better portfolios. Its solutions provide access to alternative asset classes and top managers through a spectrum of structures, including business development companies, a closed-end credit fund and an operating company. The firm is dedicated to setting industry standards for investor-centric service, education and transparency.

FS Investments was founded in 2007 as Franklin Square Capital Partners. It is headquartered in Philadelphia with additional offices in Orlando and Washington, DC. The firm currently manages six funds with over $18 billion in assets under management as of September 30, 2016. Its affiliated broker-dealer, FS Investment Solutions, LLC (member FINRA/SIPC), distributes its offerings. For more information, please visit www.fsinvestments.com.

CONTACT:

FS Investments Media Team

215-495-1174

media@fsinvestments.com

Tender Offer and Other Information

The terms and conditions of the Tender Offer as set forth in Offer to Purchase and Letter of Transmittal remain unchanged, and the Tender Offer is being made solely pursuant to the Offer to Purchase and Letter of Transmittal. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. None of the Company, its board of directors or FSIC IV Advisor, LLC, the Company’s investment adviser, makes any recommendation, and no person has been authorized to make any recommendation on behalf of the Company, its board of directors or FSIC IV Advisor, LLC, to any holder of Class T shares as to whether to tender or to refrain from tendering Class T shares.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and the Letter of Transmittal which have been sent to holders of the Class T shares. Holders of the Class T shares are urged to read these tender offer documents carefully, together with other information the Company makes publicly available or files with the SEC. If you have any questions related to the Tender Offer, please contact the Company at (877) 628-8575.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to the Offering and the Tender Offer. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the SEC. The information contained in this announcement is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances. In addition, fees that may be incurred by an investor in a fund sponsored by FS Investments may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.